Exhibit 107

Calculation of Filing Fee Tables

_______________Form S-3__________________
(Form Type)

___________________Atomera Incorporated_____________________.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value
	Equity	Preferred stock, $0.001 par value
	Debt	Debt Securities
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf		Rule 457(o)	(b)	(b)	$100,000,000 (c)	$153.10 per $1,000,000	$15,310.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$100,000,000	$92.70 per $1,000,000	$9,270.00	S-3	333-262750	03/18/2022	$7,338.58
	Total Offering Amounts							$15,310.00
	Total Fees Previously Paid							-0-
	Total Fee Offsets							$4,092.20
	Net Fee Due							$11,217.80

(a)    In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

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(b) Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder

(c) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(d) An aggregate of $4,092.20 of the amount of the registration fee was previously paid in connection with $55,762,822.70 of unissued securities registered under the Registrant’s registration statement on Form S-3 (File No. 333-262750) initially filed on February 15, 2022, or the Prior Registration Statement. The Registrant is allowed to apply $4,092.20 toward the registration fee for this registration statement in reliance on Rule 415(a)(6), because the $55,762,822.70 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the $4,092.20 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Atomera Incorporated	S-3	333-262750	02/15/2022		$4,092.20	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$55,762,822.70
Fee Offset Sources	Atomera Incorporated.	S-3	333-262750	02/15/2022							$4,092.20 (a)

(a)      An aggregate of $4,092.20 of the amount of the registration fee was previously paid in connection with $55,762,822.70 of unissued securities registered under the Registrant’s registration statement on Form S-3 (File No. 333-262750) initially filed on February 15, 2022, or the Prior Registration Statement. The Registrant is allowed to apply $4,092.20 toward the registration fee for this registration statement in reliance on Rule 415(a)(6), because the $55,762,822.70 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the $4,092.20 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

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